UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009 (April 24, 2009)

TETRAGENEX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-134987	22-3781895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 SYLVAN AVENUE, 3RD FLOOR
ENGLEWOOD CLIFFS, NJ 07632
 (Address of principal executive offices and Zip Code)

(201) 408-5335
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation

On April 23, 2009, Tetragenex Pharmaceuticals, Inc. (the “Company”), was required to remit $1,882,323 plus accrued interest of $249,407 (the “Sum”) to KBC Bank N.V., and/ or its affiliates  under a certain secured promissory note issued by the Company dated October 25, 2004 (the “Note”).  The Note is secured by all of the Company’s patents that were issued prior to October 25, 2004.

The Company did not remit the Sum to the Lenders on April 23, 2009, and as a result is in default pursuant to Section 5(b) of the Note (“Default”).   The Company is seeking to negotiate with the Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRAGENX PHARMACEUTICALS, INC.

/s/ Martin F. Schacker
Martin F. Schacker
Co-Chief Executive Officer

Date: April 28, 2009